UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2026

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 15, 2026, Open Lending Corporation, a Delaware corporation (the “Company” or “Open Lending”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ANV Group Holdings Ltd. a private limited company incorporated under the laws of England and Wales (“Parent”), and Lakers Acquisition Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will commence a tender offer (as it may be extended, amended or supplemented from time to time, the “Offer”) to purchase any and all of the issued and outstanding shares (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), at a price of $3.15 per Share (the “Offer Price”), net to the holder thereof, in cash, without interest thereon and subject to reduction for any applicable tax withholding.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the Merger Agreement and Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and the Company will survive the Merger as an indirect wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share that is not tendered and accepted pursuant to the Offer (other than Shares owned by Parent, Merger Sub or the Company, or by any of their respective direct or indirect wholly owned subsidiaries, and Shares held by stockholders of the Company who are entitled to demand and who have properly and validly demanded their statutory rights of appraisal in compliance with Section 262 of the DGCL) will be cancelled and automatically converted into the right to receive the Offer Price, net to the holder thereof, in cash, without interest thereon and subject to reduction for any applicable tax withholding (the “Per Share Merger Consideration”).

In addition, immediately prior to the Effective Time, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof:

•

Each outstanding and unexercised option to purchase Shares (each, a “Company Option”) granted pursuant to the Company’s 2020 Stock Option and Incentive Plan (the “Equity Plan”) that is unvested will accelerate and become fully vested and exercisable, and, as of the Effective Time, each Company Option will be cancelled and converted into the right to receive (A) for Company Options with an exercise price per Share that is less than the Per Share Merger Consideration, a cash payment equal to the product of (x) the total number of Shares subject to such Company Option multiplied by (y) the excess of the Per Share Merger Consideration over the applicable exercise price per Share, without interest and subject to applicable tax withholding, or (B) for Company Options with an exercise price per Share that is equal to or greater than the Per Share Merger Consideration, no consideration.

•

Each outstanding Company time-based restricted stock unit granted pursuant to the Equity Plan (each, a “Company RSU”) will become fully vested and, as of the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of (x) the aggregate number of Shares underlying the Company RSU multiplied by (y) the Per Share Merger Consideration, without interest and subject to applicable tax withholding.

•

Each outstanding Company performance-based stock unit granted pursuant to the Equity Plan (each, a “Company PSU”) will become vested on a one Company PSU for one Share basis and, as of the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of (x) the aggregate number of Shares underlying the vested portion of such Company PSU multiplied by (y) the Per Share Merger Consideration, without interest and subject to applicable tax withholding, and the unvested portion of each Company PSU will be automatically cancelled for no consideration.

The board of directors of the Company (the “Company Board”) has unanimously approved the Merger Agreement and determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, and recommends that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The obligation of Merger Sub to consummate the Offer is subject to customary closing conditions, including, among other things, (i) that at the expiration of the Offer, a number of Shares that, when added to the Shares then owned by Parent and its subsidiaries, represent at least a majority of all of the issued and outstanding Shares, be validly tendered and not withdrawn in accordance with the terms of the Offer (the “Minimum Condition”), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the “Regulatory Condition”), (iii) the absence of any legal prohibition by a governmental entity of competent jurisdiction in effect enjoining, prohibiting or otherwise preventing the consummation of the Offer, (iv) the accuracy of the Company’s representations and warranties (subject to customary materiality standards), (v) compliance by the Company with its covenants in all material respects, and (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement). Parent has obtained equity and debt financing commitment letters to fund the Offer and the Merger; however, the consummation of the Offer and the Merger is not subject to any financing condition.

The Merger Agreement includes customary representations, warranties and covenants of the parties for a transaction of this nature. The Company has agreed to use its reasonable best efforts to, in all material respects, conduct its operations in the ordinary course during the period between the execution of the Merger Agreement and until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement includes customary “no-shop” restrictions on the Company’s and its representatives’ ability to solicit, initiate, encourage or participate in discussions regarding alternative acquisition proposals from third parties. The Company may, however, under certain circumstances and subject to compliance with the Merger Agreement, provide information to and participate in discussions with a third party that makes an unsolicited acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and that failure to take such action would be inconsistent with its fiduciary duties. The Company Board may make an adverse recommendation change or terminate the Merger Agreement to accept a Superior Proposal, subject to certain notice and other requirements that provide Parent with an opportunity to propose revisions to the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Either party may terminate the Merger Agreement if the Offer has not been consummated by 11:59 p.m. Eastern Time on October 15, 2026, which date will be automatically extended to December 15, 2026 if all of the conditions to the Offer have been satisfied or waived except for the Regulatory Condition or certain related legal restraints (the “Outside Date”), or if a permanent injunction or order preventing the transaction becomes final and non-appealable. The Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (subject to payment of the Termination Fee) or upon certain uncured breaches by Parent or Merger Sub. Parent may terminate the Merger Agreement upon a Company Board adverse recommendation change or upon certain uncured breaches by the Company. The Company has agreed to pay Parent a termination fee of $13,580,000 in cash upon termination of the Merger Agreement under certain specified circumstances, including (i) termination by the Company to enter into a Superior Proposal, (ii) termination by Parent following an adverse recommendation change by the Company Board, or (iii) termination under certain other circumstances (including for failure to consummate by the Outside Date, satisfy the Minimum Condition, or Company breach) where an Acquisition Proposal (as defined in the Merger Agreement) has been publicly announced and a definitive agreement is subsequently entered into within twelve months.

The foregoing description of the Merger Agreement and the transactions contemplated thereby as set forth in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the foregoing description of its terms have been included in this filing to provide investors with information regarding its terms. Factual disclosures about the Company contained in the public filings the Company makes with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Offer or the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreements

On June 15, 2026, concurrently with the execution and delivery of the Merger Agreement, each of Jessica Buss, Chairman of the Company Board and Chief Executive Officer, Bregal Sagemount I, L.P. and Nebula Holdings, LLC, in their capacities as stockholders (each, a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”), entered into Tender and Support Agreements with Parent and Merger Sub (each, a “Support Agreement” and collectively, the “Support Agreements”), pursuant to which each Supporting Stockholder agreed, among other things, (i) to validly tender all of its Shares in the Offer, (ii) to vote its Shares against any Acquisition Proposal and against any other action that would impede or delay the consummation of the Offer or the Merger, (iii) not to transfer, sell, assign, pledge, encumber or otherwise dispose of any of its Shares (other than certain permitted transfers to affiliates or for estate planning purposes) or tender any Shares into any competing tender or exchange offer, (iv) to waive any rights to demand appraisal of its Shares under Section 262 of the DGCL, and (v) not to commence or participate in any proceeding against Parent, Merger Sub or the Company relating to the Merger Agreement or the transactions contemplated thereby. The Support Agreements will terminate upon the earlier of the valid termination of the Merger Agreement, the Effective Time, or certain amendments to the Merger Agreement that decrease the consideration or impose additional restrictions on payment. As of the date of the Merger Agreement, the Shares subject to the Support Agreements comprised approximately 12.8% of the outstanding Shares.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Tender and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 16, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement and the transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Additional Information and Where to Find It

The Offer has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Open Lending’s securities, nor is it a substitute for the Offer materials that Parent and Merger Sub will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy shares of Open Lending’s common stock will only be made pursuant to the Offer materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file Offer materials on Schedule TO with the SEC, and Open Lending will thereafter file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF OPEN LENDING SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of Open Lending at no expense to them at Open Lending’s website at www.openlending.com and (once they become available) will be mailed to Open Lending’s stockholders free of charge. The information contained in, or that can be accessed through, Open Lending’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. Open Lending also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Open Lending with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” or “continue,” or the negative of these words or other similar terms. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the Offer, the Merger and related transactions, including, for example, the anticipated timing of the completion of the Offer and the Merger and the potential benefits of the Merger, reflect management’s current analysis of existing information and are subject to various risks and uncertainties. As a result, undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Actual results may differ materially from those expressed or implied in forward-looking statements, including due to the following factors, among others: (i) uncertainties as to the timing of the Offer and the Merger; (ii) uncertainties as to how many Company stockholders will tender their Shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the Merger Agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the Merger Agreement may not be satisfied or waived; (vi) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on the Company’s relationships, including with employees, business partners and customers; (viii) the risk of actual or threatened litigation in connection with the Offer and the Merger; and (ix) the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the tender offer materials filed and to be filed by Parent and Merger Sub in connection with the Offer and the solicitation/recommendation statement to be filed by the Company. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2026, by and among ANV Group Holdings Ltd., Lakers Acquisition Sub, Inc., and Open Lending Corporation.*

10.1	Form of Tender and Support Agreement

99.1	Joint Press Release of the Company and Parent, issued on June 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Open Lending Corporation will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2026	Open Lending Corporation

	By:	/s/ Ben Massey
	Name:	Ben Massey
	Title:	General Counsel and Corporate Secretary